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                                                                     Exhibit 2.l



                       [Letterhead of Sullivan & Cromwell]

















                                                                October 30, 2000




Express Scripts Automatic Exchange Security Trust,
      c/o Goldman, Sachs & Co.,
           85 Broad Street,
               New York, New York 10004.

Ladies and Gentlemen:

                  In connection with the registration under the Securities Act of 1933 (the "Act") and the Investment Company Act of 1940 (the "Investment Company Act") of the $____ Trust Issued Automatic Exchange Securities (the "Securities") of Express Scripts Automatic Exchange Security Trust, a New York trust (the "Trust"), we, as your counsel, have examined such trust records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion. Upon the basis of such examination, we advise you that, in our opinion, when the registration statement relating to the Securities (the "Registration Statement") has become effective under the Act, the Trust's Amended and Restated Trust Agreement has been duly executed and delivered by the parties thereto, and the Securities have been duly issued and sold as contemplated by the Registration Statement, the Securities will be validly issued, fully paid and nonassessable.

                  The foregoing opinion is limited to the Federal laws of the United States and the laws of the State of New York, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Legal Matters" in the Prospectus. In giving such consent, we do not
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Express Scripts Automatic Exchange
  Security Trust                                                            -2-


thereby admit that we are in a category of persons whose consent is required under Section 7 of the Act.

                                                       Very truly yours,

                                                       /s/ SULLIVAN & CROMWELL